Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Lightstone Value Plus REIT I, Inc. on Form S-3D (File No. 333-227864) of our report dated March 23, 2022, on our audits of the financial statements as of December 31, 2021 and 2020 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed March 23, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, NY

March 23, 2022